EXHIBIT 23.1
                                                               ------------

                        INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Franklin Electric Co., Inc. on Form S-8 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of Franklin Electric Co., Inc. for the year ended December 28, 2002.

   Deloitte & Touche LLP
   Chicago, Illinois
   December 12, 2003